Exhibit 5.1

[Letterhead of Leggett & Platt, Incorporated]

February 26, 2009

Board of Directors

Leggett & Platt, Incorporated

Ladies and Gentlemen:

I am Senior Vice President, General Counsel and Secretary of Leggett & Platt, Incorporated, a Missouri corporation (the “Company”). I am furnishing this letter in connection with the Company’s filing of a prospectus supplement dated February 26, 2009 filed pursuant to Rule 424(b) under the Securities Act of 1933 (the “Prospectus Supplement”) covering an aggregate of 120,452 shares of the Company’s common stock, par value $0.01 per share (the “Shares”) that may be offered for sale from time to time by a one or more selling shareholders of the Company. The Prospectus Supplement forms a part of the Registration Statement (as defined below).

In connection therewith, I have examined:

1. the Registration Statement;

2. the Prospectus Supplement and the accompanying prospectus included in the Registration Statement (the “Prospectus”);

3. the Restated Articles of Incorporation of the Company, as amended; and

4. the Bylaws of the Company, as amended.

I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, agreements and instruments of the Company, certificates of public officials and officers of the Company, and such other documents, records and instruments, and I have made such legal and factual inquiries as I have deemed necessary or appropriate as a basis for me to render the opinions hereinafter expressed. In my examination of the foregoing, I have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to me as originals and the conformity with authentic original documents of all documents submitted to me as copies. When relevant facts were not independently established, I have relied without independent investigation as to matters of fact upon statements of governmental officials and certificates and statements of appropriate representatives of the Company.

In connection herewith, I have assumed that, other than with respect to the Company, all of the documents referred to in this opinion have been duly authorized by, have been duly executed and delivered by, and constitute the valid, binding and enforceable obligations of, all of the parties to such documents, all of the signatories to such documents have been duly authorized and all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, I am of the opinion that:

1. Based solely on a recently dated good standing certificate from the Secretary of State of the State of Missouri, the Company validly exists as a corporation, in good standing under the laws of the State of Missouri.

2. The Shares, when sold as described in the Prospectus Supplement, will be validly issued, fully paid and nonassessable.

The opinions herein reflect only the application of applicable Missouri state law. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and I assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering the opinions, I have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

I hereby consent to the filing of this opinion as Exhibit 5.1 to a Current Report on Form 8-K and to the use of my name under the caption “Legal Matters” in the Prospectus Supplement and Prospectus included in the Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission on February 26, 2009. In giving such consent, I do not thereby concede that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Commission thereunder.

Yours truly,

/s/ Ernest C. Jett
Ernest C. Jett
Senior Vice President,
General Counsel and Secretary